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INDEPENDENT AUDITORS' CONSENT

DecisionOne Holdings Corp.:

We consent to the incorporation by reference in this Registration Statement of DecisionOne Holdings Corp. on Form S-8 of our report dated August 30, 1996 on the consolidated financial statements of DecisionOne Holdings Corp. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 30, 1996 and to the reference to us as "Experts" in Item 3, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania
December 31, 1996